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                      TYSON FOODS, INC.

                  RESTRICTED STOCK BONUS PLAN
               (Amended Effective April 15, 1994)


     1.   ESTABLISHMENT, PURPOSE AND DEFINITIONS.

          (a) The Restricted Stock Bonus Plan (the "Plan") was originally adopted by the Board of Directors of Tyson Foods, Inc. (the "Company") on August 21, 1989, and was duly approved by majority vote of the stockholders of the Company on February 28, 1992. The Plan is now restated to include amendments adopted by the Board of Directors of the Company effective April 15, 1994.

          (b) The purpose of the Plan is to provide a means whereby the Company can provide incentive compensation in the form of Restricted Shares of Tyson Foods, Inc. Class A Common Stock (the "Shares") to certain employees of the Company and its subsidiaries.

     2.   STOCK SUBJECT TO THE PLAN.

          (a) The total number of Shares which may be awarded under the Plan shall not exceed 1,600,000 shares, in the aggregate (subject to future adjustment in accordance with paragraph 2(b)). As the Committee (as hereinafter defined) may determine from time to time, the Shares issued under the Plan may consist either in whole or in part of shares of authorized but unissued stock, or shares of authorized and issued stock reacquired by the Company. If Shares are forfeited for any reason, such Shares shall be available for award under the Plan.

          (b) If there shall be any change in the Shares subject to the Plan through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustment shall be made by the Committee to the aggregate number of Shares subject to the Plan in order to preserve but not to increase, the benefits of the holder.

     3.   ELIGIBILITY.

     Persons who shall be eligible to have granted to them the Shares provided for by the Plan shall be such bona fide key employees of the Company or its affiliates (including officers, whether or not they are directors) as the Committee in its discretion shall designate from time to time. Members of the Board of Directors of the Company or any affiliate who are not employed as regular salaried officers or employees of the Company or any affiliate may not participate in the Plan. Additionally, participants under the Company's Executive Savings Plan ("ESP") and Management Savings Plan ("MSP") will be eligible to receive certain limited grants of Shares as provided in paragraph 5(d) hereof.

     4.   ADMINISTRATION OF THE PLAN.

          (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") consisting of not less than three directors of the Company to be appointed by the Board of Directors.
The Board of Directors may from time to time remove members from, or add
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members to, the Committee with or without cause.  Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts deducted to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.

          (b) The Committee shall report to the Board of Directors the names of employees granted Shares and the number of Shares granted.

          (c) Except as provided in paragraph 4(d), the Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and to construe and interpret the Plan, the rules and regulations, and the instruments evidencing the grants under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

          (d) Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors; provided, however, that, no exercise of this authority shall occur unless all members of the Board of Directors are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

          (e) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any counsel or consultant and any computation received for any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted hereunder.

     5.   RESTRICTED SHARES.

          (a) Administration. Shares of the restricted stock may be issued either alone, or in addition to or in tandem with other awards granted under the Plan or other Company plans. Except for Shares granted pursuant to paragraph 5(d), hereof, the Committee shall determine the eligible persons to whom, and the time or times at which, grants of Shares will be made, the number of Shares to be awarded, the price (if any) to be paid by the recipient of Shares (subject to Section 5(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

          The Committee may condition the grant of Shares upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

          The provisions of Share awards need not be the same with respect to each participant.
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          (b)  Awards and Certificates.  The prospective recipient of a
Share award shall not have any rights with respect to such award, unless and until such recipient has executed a Restricted Stock Award Agreement (the "Agreement") evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

               (i) The purchase price for Shares of restricted stock shall be equal to or less than their par value and may be zero.

               (ii) Awards of Shares must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing the Agreement and paying whatever price (if any) is required under Section 5(b)(i).

               (iii) Except as permitted in Section 5(b)(v) below, each participant receiving a Share award shall be issued a stock certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

               (iv) The Committee shall require that the certificates evidencing such Shares issued pursuant to Section 5(b)(iii) above be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Share award, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.

               (v) In lieu of having stock certificates issued to any participant receiving a Share award in the manner described in Section 5(b)(iii) and (iv) above, the Committee, in its sole discretion, may cause such stock certificates to be issued on an aggregate basis in the name of the Plan, rather than on a per grantee basis, and held by the Plan on behalf of the grantees. At such time as such Shares are required to be delivered to the grantees on an unrestricted basis under Section 5(c)(iv) below, the Committee shall cause stock certificates in respect of such Shares to be issued to the appropriate participants. For all purposes under this Plan, references to "Shares" shall include any participant's undivided interest in such Shares as provided in this Section 5(b)(v).

          (c) Restrictions and Conditions. The Shares of restricted stock awarded pursuant to this Section 5 shall be subject to the following restrictions and conditions:

               (i) Subject to the provisions of this Plan and the Agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign Shares of restricted stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

               (ii) Except as provided in this paragraph (ii) and Section
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5(c)(i), the participant shall have, with respect to the Shares of restricted stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any normal quarterly cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Shares to the extent Shares are available under Section 2, or otherwise reinvested. Stock dividends and any extraordinary dividends issued with respect to Shares shall be treated as additional Shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

               (iii) Subject to the applicable provisions of the Agreement and this Section 5, upon termination of a participant's employment with the Company and any Subsidiary or affiliate for any reason during the Restriction Period, all Shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

               (iv) If and when the Restriction Period expires without a prior forfeiture of the Shares subject to such Restriction Period, certificates for an appropriate number of unrestricted Shares shall be delivered to the participant promptly.

               (v) All recipients of Shares under this Plan who are otherwise subject to the requirements of Section 16 of the Exchange Act, shall be subject to a six-month holding period from the date of award of Shares under the Plan to the date of sale of the Shares.

          (d) Premium Earnings Award. Notwithstanding the Committee's ability to effect discretionary awards of Shares pursuant to paragraph 5(a) above, the Committee shall be required to provide for premium earnings awards of Shares (the "Premium Earnings Shares") to participants under the ESP and MSP. The Premium Earnings Shares shall be administered pursuant to the rules, regulations and conditions of this Plan; provided, however, that the timing, amount, and conditions relating to forfeitability and transferability of such Premium Earnings Shares shall be as set forth in the ESP or MSP.

     6.   ISSUANCE OF CERTIFICATES, LEGENDS AND PAYMENT OF EXPENSES.

          (a) A certificate or certificates for the Shares shall be issued by the Company in the name of the person awarded the Shares and shall be delivered to or upon the order of such person or persons, as permitted by state or federal securities law.

          (b) The Company may place such legend or legends upon the certificates Shares issued, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as the Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or (ii) implement the provisions of any agreement between the Company and the participant with respect to such Shares.


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          (c)  The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of such Shares in the registration statement.

          (d) All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

     7.   WITHHOLDING TAXES.

          (a) The Company may require an employee receiving an award of Shares granted hereunder to reimburse the corporation which employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of Shares. In lieu thereof, the corporation which employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe.

          (b) The Committee may, in its discretion, permit a participant to satisfy the participant's tax withholding obligations under paragraph 7(a), in whole or in part, by tendering to the Company Shares awarded having a fair market value equal to the amount which would otherwise be withheld. Participants wishing to have all or any portion of their tax obligation satisfied in such manner must notify the Corporate Secretary of the Company of such fact in writing on or before the award date; provided that recipients who are otherwise subject to Section 16(a) of the Exchange Act must give such written notice (i) at least six months prior to the date the amount of withholding tax due with respect to the option exercise is calculated (the "Tax Date") or (ii) prior to the Tax Date during any period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and profits and ending on the twelfth business day following such date of release.

     8.   LISTING OF SHARES AND RELATED MATTERS.

     If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be delivered unless and until such listing, registration, qualifications, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

     9.   AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

          (a) The Board of Directors may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board
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may deem advisable; provided, however, except as provided in paragraph 2(b)
hereof, the Board of Directors shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

               (i) To materially increase the maximum number of shares of stock subject to the Plan; or

               (ii) To materially change the designation or class of employees eligible to receive options or rights under the Plan; or

               (iii) In a manner that would otherwise require shareholder approval to maintain qualification under Rule
     16b-3 of the Exchange Act.

          (b) Unless the Plan theretofore shall have terminated, the Plan shall terminate on September 2, 2004. No Shares may be granted under any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the holder's consent, alter or impair any rights or obligations related to any Shares theretofore granted to him under the Plan.

     10.  GOVERNING LAW.

     The Plan and such rights as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Arkansas from time to time obtaining.
                 AMENDMENT TO TYSON FOODS, INC.
                  RESTRICTED STOCK BONUS PLAN


     THIS AMENDMENT (the "Amendment") amends and modifies the Tyson Foods, Inc. Restricted Stock Bonus Plan (the "Plan"), originally adopted by the Board of Directors of Tyson Foods, Inc. (the "Company") on August 21, 1989, as amended and restated effective April 15, 1994.

     WHEREAS, on November 15, 1994, the Board of Directors of Tyson Foods, Inc. (the "Company") approved the Amendment to be effective as of June 30, 1994; and

     WHEREAS, the purpose of the Amendment is to provide a more efficient and workable method for satisfying a Plan participant's tax withholding obligations pursuant to Section 7(b) thereof;

     NOW THEREFORE, the Company hereby amends the Plan as follows:

     1. Section 7(b) of the Plan is amended and restated in its entirety to read as follows:

          Unless the Committee provides otherwise, in its sole discretion, by resolution or as part of the Agreement evidencing an award of Shares under the Plan, a participant may satisfy his tax withholding obligations relating to the Shares, in whole or in part, by tendering to the Company Shares awarded under the Plan having a fair market value (determined on the basis of the closing sales price for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotation System on the date such withholding tax due is calculated by the
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     Company (the "Tax Date")) equal to the amount which would
     otherwise be required to be paid by participant to the Company pursuant to paragraph 7(a) above. Participants wishing to have all or any portion of their tax obligations satisfied in such manner must notify the benefits administration office of the Company in writing on or before the Tax Date.

     The effective date of this Amendment shall be June 30, 1994.

     Except as expressly modified by this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.















































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